      As filed with the Securities and Exchange Commission on May 25, 2001
                                                      Registration No. 333-54798

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                            POST-EFFECTIVE AMENDMENT
                              NO. 1 TO FORM S-4 ON
                                    FORM S-8*

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          MISSION RESOURCES CORPORATION
               (FORMERLY KNOWN AS BELLWETHER EXPLORATION COMPANY)
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                          74-0437769
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

    1331 LAMAR STREET, SUITE 1455                                 77010
           HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                 BARGO ENERGY COMPANY 1999 STOCK INCENTIVE PLAN
                BARGO ENERGY COMPANY 1993 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                                  ROLAND SLEDGE
                                 GENERAL COUNSEL
                          1331 LAMAR STREET, SUITE 1455
                              HOUSTON, TEXAS 77010
                                 (713) 495-3000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                              HAYNES AND BOONE, LLP
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                            ATTN: GEORGE G. YOUNG III
                                 (713) 547-2000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                          AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES               REGISTERED      OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
          TO BE REGISTERED                   (1)(2)               SHARE                  PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01(3)          785,812 shares          N/A(4)                 N/A(4)             N/A(4)
====================================================================================================================

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the above-referenced plan.
(2) The number of shares registered is based on an estimate of the maximum number of shares of the Registrant issuable upon the exercise of stock options granted under the Bargo Energy Company 1999 Stock Incentive Plan and the Bargo Energy Company 1993 Employee Incentive Plan (the "Bargo Plans"). At the effective time of the merger with Bargo Energy Company, the Bargo Plans were assumed by the Registrant.
(3) Includes associated Rights to purchase shares of the Registrant's Preferred Stock. The Rights are not currently separable from the shares of common stock, par value $0.01 per share, of Registrant and are not currently exercisable.
(4) The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (No. 333-54798) on February 1, 2001.

* Filed as a post-effective amendment to such Form S-4 Registration Statement pursuant to the procedure described herein in the section captioned "Introductory Statement."

                             INTRODUCTORY STATEMENT

         Mission Resources Corporation (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-54798), declared effective on April 24, 2001 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 thereto on Form S-8 ("Post-Effective Amendment No. 1") relating to up to 785,812 shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), 766,314 of which are issuable by Registrant upon the exercise of stock options granted under the Bargo Energy Company 1999 Stock Incentive Plan and 19,498 of which are issuable by Registrant upon the exercise of stock options granted under the Bargo Energy Company 1993 Employee Incentive Plan (collectively, the "Bargo Plans"). The issuances of all such shares of Company Common Stock were previously registered on the Form S-4, and are being transferred to this Form S-8.

         On May 16, 2001, the shareholders of Bargo Energy Company, a Texas corporation ("Bargo"), and the stockholders of Bellwether Exploration Company, a Delaware corporation ("Bellwether"), approved and adopted the Agreement and Plan of Merger dated as of January 24, 2001 (the "Merger Agreement") by and between Bargo and Bellwether providing for the merger of Bargo with and into Bellwether (the "Merger"). In connection with the Merger, Bellwether changed its name to Mission Resources Corporation. Bargo's common stock, par value $0.01 per share ("Bargo Common Stock"), is no longer transferable and certificates evidencing shares of Bargo Common Stock only represent the right to receive, without interest, cash and shares of the Company Common Stock.

         Pursuant to the Merger Agreement, Bargo cancelled a portion of each of the outstanding and unexpired options granted under the Bargo Plans in exchange for cash and granted a new option for the balance of each such unexpired and unexercised option to purchase Bargo Common Stock under the Bargo Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by the Securities Act of 1933 (the "Securities Act") Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the SEC by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         o Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2000;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         o Current Reports on Form 8-K filed on January 19, 2001, January 26, 2001, March 27, 2001, May 17, 2001 and May 24, 2001; and

         o The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-B (File No. 0-9498).

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

         Article Eight of the Registrant's Certificate of Incorporation and
Section 7.7 of its Bylaws provide, in general, that the Registrant may and shall, respectively, indemnify its officers and directors to the full extent permitted by Delaware law. Article Nine of the Registrant's Certificate of Incorporation further provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director except for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived a personal benefit.

         The Merger Agreement provides that, for six years after the effective time of the Merger, the Registrant will indemnify the former officers and directors of Bargo from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Merger, to the full extent permitted under Delaware law or the Registrant's certificate of incorporation or bylaws. In addition, the Registrant will maintain Bargo's directors' and officers' insurance coverage for six years after the effective time of the Merger but only to the extent of actions or omissions prior to the effective time of the Merger; provided that the maximum aggregate amount of premiums that the Registrant will be required to pay to maintain this coverage is $50,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------

  4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-76570)).

  4.2 Certificate of Incorporation of Bellwether Exploration Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-76570).

  4.3 Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Bellwether's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

  4.4 Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A dated September 19, 1997).

  4.5    By-laws of Bellwether Exploration Company (incorporated by reference to
         Exhibit 3.2 to the Registration Statement on Form S-1, File No. 33-76570).

  4.6 Amendment to Article II, Section 2.2 of Bellwether Exploration Company's Bylaws (incorporated by reference to Exhibit 3.5 to Bellwether's Annual Report on Form 10-K for the transition period ended December 31, 1997).

  4.7 Amendment to Bellwether Exploration Company's bylaws adopted on March 27, 1998 (incorporated by reference to Exhibit 3.6 to Bellwether's Annual Report on Form 10-K for the transition period ended December 31,
         1997).

  4.8 Shareholders Rights Agreement between Bellwether and American Stock Transfer & Trust Company (incorporated herein by reference to the Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 19, 1997).

  4.9 Certificate of Merger of Bargo Energy Company with and into Bellwether Exploration Company filed with the Delaware Secretary of State on May 16, 2001.

  4.10 Certificate of Amendment of the Certificate of Incorporation of Mission Resources Corporation dated May 18, 2001.

  5.1    Opinion of Haynes and Boone, LLP (incorporated by reference to exhibit
         5.1 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-54798)).

 23.1    Consent of KPMG LLP.

 23.2    Consent of Haynes and Boone, LLP.

 24.1    Powers of Attorney (included on the signature page hereto).

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 99.1 Bargo Energy Company 1999 Stock Incentive (Incorporated by reference from Exhibit 10.10 to Bargo Energy Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1999, filed with the Securities and Exchange Commission on May 21, 1999).

 99.2 Bargo Energy Company 1993 Employee Incentive (Incorporated by reference from Bargo Energy Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1993, filed with the Securities and Exchange Commission on May 20, 1994 (File No. 000-08609)).

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Securities Act Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 25, 2001.

                                        Mission Resources Corporation



                                        By: /s/ DOUGLAS G. MANNER
                                           -------------------------------------
                                            Douglas G. Manner
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Douglas G. Manner and Jonathan M. Clarkson, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May ___, 2001.


SIGNATURE                                   TITLE
---------                                   --------


/s/ DOUGLAS MANNER                          Chairman of the Board, Chief
--------------------------------------      Executive Officer and Director
Douglas Manner                              (Principal Executive Officer)



/s/ JONATHAN M. CLARKSON                    President, Chief Financial Officer
--------------------------------------      and Director
Jonathan M. Clarkson                        (Principal Financial Officer)


/s/ JUDY LEY ALLEN                          Director
--------------------------------------
Judy Ley Allen



/s/ J. P. BRYAN                             Director
--------------------------------------
J. P. Bryan



/s/ TIMOTHY J. GOFF                         Director
--------------------------------------
Timothy J. Goff



                                            Director
--------------------------------------
Habib Kairouz



                                            Director
--------------------------------------
D. Martin Phillips

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------

  4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-76570)).

  4.2 Certificate of Incorporation of Bellwether Exploration Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-76570).

  4.3 Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Bellwether's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

  4.4 Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A dated September 19, 1997).

  4.5    By-laws of Bellwether Exploration Company (incorporated by reference to
         Exhibit 3.2 to the Registration Statement on Form S-1, File No. 33-76570).

  4.6 Amendment to Article II, Section 2.2 of Bellwether Exploration Company's Bylaws (incorporated by reference to Exhibit 3.5 to Bellwether's Annual Report on Form 10-K for the transition period ended December 31, 1997).

  4.7 Amendment to Bellwether Exploration Company's bylaws adopted on March 27, 1998 (incorporated by reference to Exhibit 3.6 to Bellwether's Annual Report on Form 10-K for the transition period ended December 31,
         1997).

  4.8 Shareholders Rights Agreement between Bellwether and American Stock Transfer & Trust Company (incorporated herein by reference to the Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 19, 1997).

  4.9 Certificate of Merger of Bargo Energy Company with and into Bellwether Exploration Company filed with the Delaware Secretary of State on May 16, 2001.

  4.10 Certificate of Amendment of the Certificate of Incorporation of Mission Resources Corporation dated May 18, 2001.

  5.1    Opinion of Haynes and Boone, LLP (incorporated by reference to exhibit
         5.1 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-54798)).

 23.1    Consent of KPMG LLP.

 23.2    Consent of Haynes and Boone, LLP.

 24.1    Powers of Attorney (included on the signature page hereto).

 99.1 Bargo Energy Company 1999 Stock Incentive (Incorporated by reference from Exhibit 10.10 to Bargo Energy Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1999, filed with the Securities and Exchange Commission on May 21, 1999).

 99.2 Bargo Energy Company 1993 Employee Incentive (Incorporated by reference from Bargo Energy Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1993, filed with the Securities and Exchange Commission on May 20, 1994 (File No. 000-08609)).